UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 19, 2024

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

13355 Noel Road
Dallas, Texas 75240	75240
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 788-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ACM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on March 19, 2024 (the “2024 Annual Meeting”). The stockholders considered each of the proposals in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 29, 2024. Voting results with respect to each proposal submitted at the 2024 Annual Meeting are set forth below.

Proposal 1: Stockholders elected the following nominees to the Company’s Board of Directors to serve until the Company’s 2025 annual meeting of stockholders and until the election and qualification of their respective successors:

	FOR	AGAINST	ABSTAIN	NON-VOTES
Bradley W. Buss	110,994,562	5,087,302	179,055	9,113,421
Lydia H. Kennard	113,086,672	3,000,527	173,720	9,113,421
Derek J. Kerr	115,892,992	183,901	184,026	9,113,421
Kristy Pipes	113,113,590	2,975,821	171,508	9,113,421
Troy Rudd	115,772,158	314,814	173,947	9,113,421
Douglas W. Stotlar	113,854,970	2,223,456	182,493	9,113,421
Daniel R. Tishman	97,803,973	18,272,135	184,811	9,113,421
Sander van ’t Noordende	112,196,903	3,871,924	192,092	9,113,421
Janet C. Wolfenbarger	114,118,286	1,971,590	171,043	9,113,421

Proposal 2: Stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2024:

FOR	AGAINST	ABSTAIN
119,151,753	6,067,317	155,270

Proposal 3: Stockholders approved the Company’s executive compensation, on an advisory basis:

FOR	AGAINST	ABSTAIN	NON-VOTES
110,983,342	5,040,412	237,165	9,113,421

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM

Dated: March 19, 2024	By:	/s/ David Y. Gan
David Y. Gan
Executive Vice President, Chief Legal Officer